UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2017
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 29, 2017, TerraForm Global, Inc. (the “Company”) held its annual meeting of stockholders for 2017 (the “2017 Annual Meeting”). Set forth below is a brief description of each matter voted upon at the 2017 Annual Meeting and the voting results with respect to each matter.

1.     The Election of Directors:

Director	For	Withheld	Broker Non-Votes
Peter Blackmore	6,179,783,839	7,838,455	0
Frederick J. Boyle	6,184,734,502	2,887,792	0
Christopher Compton	6,180,719,533	6,902,761	0
Hanif Dahya	6,183,467,264	4,155,030	0
Mark Lerdal	6,184,877,562	2,744,732	0
David J. Mack	6,185,075,650	2,546,644	0
Alan B. Miller	6,187,375,795	246,499	0
David Ringhofer	6,182,595,822	5,026,472	0
Gregory Scallen	6,182,595,822	5,026,472	0
John F. Stark	6,183,744,954	3,877,340	0

2.    The Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2017:

For	Against	Abstentions	Broker Non-Votes
6,187,415,727	58,386	148,181	0

Pursuant to the foregoing votes, (i) each of Messrs. Blackmore, Boyle, Compton, Dahya, Lerdal, Mack, Miller, Ringhofer, Scallen and Stark was elected to serve as director for a one-year term or until his successor is duly elected or qualified and (ii) the selection of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017 was ratified.

Item 8.01. Other Events.

Compliance with Nasdaq Continued Listing Requirements

As previously disclosed, on March 20, 2017, a Nasdaq Hearings Panel granted a request from the Company for an extension until June 30, 2017 to regain compliance with Nasdaq’s continued listing requirements, which required the Company to file its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and to hold an annual meeting of stockholders (which the Company did not hold in 2016). The Company filed its Annual Report on Form 10-K for the year ended December 31, 2016 with the Securities and Exchange Commission (the “SEC”) on June 15, 2017 and filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 with the SEC on June 27, 2017. As noted above, the Company held the 2017 Annual Meeting on June 29, 2017. As such, the Company has regained compliance with Nasdaq’s continued listing requirements and is current in its filing of periodic reports with the SEC.

Satisfaction of Conditions to the Effectiveness of the Settlement Agreement with Renova

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2017, the Company, TerraForm Global, LLC, TerraForm Global Brazil Holding B.V. and TERP GLBL Brasil I Participacoes Ltda. (collectively, the “TerraForm Global Parties”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Renova Energia, S.A. (“Renova” and, together with the TerraForm Global Parties, the “Parties”). The Settlement Agreement resolves all disputes among the Parties that were the subject of an arbitration proceeding among the Parties (the “Arbitration”) in the Center for Arbitration and Mediation of the Chamber of Commerce Brazil-Canada (the “CAM-CCBC”). The effectiveness of the full releases contained in the Settlement Agreement was subject to certain conditions set forth in the Settlement Agreement (including, but not limited to, the Parties executing and filing a joint stipulation with the CAM-CCBC withdrawing with prejudice all of the claims and counterclaims made in the Arbitration and the purchase of Renova’s shares of Class A common stock of the Company by Orion US Holdings 1 L.P. (“Parent”)), an affiliate of Brookfield Asset Management Inc. These conditions were satisfied on June 29, 2017 and the full releases provided for in the Settlement Agreement are now effective.

Concurrently with the execution of the Settlement Agreement, the Company and Parent, an affiliate of Brookfield Asset Management Inc., entered into a letter agreement (the “Letter Agreement”), pursuant to which Parent agreed that upon the later to occur of (i) the effective time as described in the Settlement Agreement and (ii) the closing of the share purchase contemplated by the Purchase & Sale Agreement dated as of May 24, 2017 between Renova and Parent, the condition to the obligations of Parent and BRE GLBL Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) to effect the merger set forth in Section 7.2(c) (Litigation Settlement) of the Agreement and Plan of Merger, dated as of March 6, 2017 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub, solely with respect to Renova’s claims in the Arbitration, shall have been satisfied and the aggregate payment made by the Company and its subsidiaries (net of any amounts funded directly or indirectly by insurance proceeds) under the Settlement Agreement in connection with the settlement of Renova’s claims in the Arbitration will be deemed to be zero. This condition to the obligations of Parent and Merger Sub to effect the merger set forth in Section 7.2(c) (Litigation Settlement) of the Merger Agreement solely with respect to Renova’s claims in the Arbitration was also satisfied on June 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Yana Kravtsova
Date:	June 29, 2017	Name:	Yana Kravtsova
		Title	Senior Vice President, General Counsel and Secretary